                                                                      EXHIBIT 11

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
       FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          QUARTER                NINE MONTHS
                                                    --------------------     --------------------
                                                      1995        1994         1995        1994
                                                    --------     -------     --------     -------
PRIMARY EARNINGS (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE:
Earnings (loss):
  Income (loss) from operations...................  $(62,887)    $20,515     $(20,628)    $59,562
  Preferred stock dividend requirements...........    (1,692)     (1,719)      (5,280)     (5,781)
  Gain on preferred stock redemption..............    10,176           -       10,176           -
  Other...........................................         -           -            -        (179)
                                                    --------     -------     --------     -------
  Income (loss) available to common
     stockholders.................................   (54,403)     18,796      (15,732)     53,602
  Extraordinary loss on early extinguishment of
     debt, net of income tax benefit..............   (19,196)        (58)     (21,987)       (229)
                                                    --------     -------     --------     -------
          Net income (loss).......................  $(73,599)    $18,738     $(37,719)    $53,373
                                                    ========     =======     ========     =======
Shares used in the computation:
  Vencor (prior to the Hillhaven Merger):
     Weighted average common shares outstanding...    28,367      25,331       27,582      25,020
     Dilutive effect of common stock equivalents
       and other dilutive securities(a)...........         -         852            -         840
                                                    --------     -------     --------     -------
     Vencor common and common equivalent shares...    28,367      26,183       27,582      25,860
                                                    --------     -------     --------     -------
  Hillhaven:
     Weighted average common shares outstanding...    33,844      33,564       33,751      32,199
     Dilutive effect of common stock equivalents
       and other dilutive securities(a)...........         -         274            -         750
                                                    --------     -------     --------     -------
     Hillhaven common and common equivalent
       shares.....................................    33,844      33,838       33,751      32,949
     Merger exchange ratio........................     0.935       0.935        0.935       0.935
                                                    --------     -------     --------     -------
     Adjusted Hillhaven common and common
       equivalent shares..........................    31,644      31,639       31,557      30,807
                                                    --------     -------     --------     -------
       Shares used in earnings (loss) per common
          and common equivalent share
          computations............................    60,011      57,822       59,139      56,667
                                                    ========     =======     ========     =======
Primary earnings (loss) per common and common
  equivalent share:
  Income (loss) from operations...................  $   (.91)    $   .32     $   (.27)    $   .94
  Extraordinary loss on early extinguishment of
     debt.........................................      (.32)          -         (.37)          -
                                                    --------     -------     --------     -------
          Net income (loss).......................  $  (1.23)    $   .32     $   (.64)    $   .94
                                                    ========     =======     ========     =======

---------------

(a) Dilutive securities are excluded from the computation for net loss reporting periods.

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

                                                                      EXHIBIT 11

                                  VENCOR, INC.
   COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (CONTINUED)
       FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COM-
  MON EQUIVALENT SHARE:
Earnings (loss):
  Income (loss) available to common
     stockholders.................................  $(54,403)    $18,796     $(15,732)    $53,602
  Interest addback on convertible securities, net
     of income taxes..............................     2,102       2,557        6,937       7,797
                                                    --------     -------     --------     -------
     Adjusted income (loss) available to common
       stockholders...............................   (52,301)     21,353       (8,795)     61,399
     Extraordinary loss on early extinguishment of
       debt, net of income tax benefit............   (19,196)        (58)     (21,987)       (229)
                                                    --------     -------     --------     -------
          Net income (loss).......................  $(71,497)    $21,295     $(30,782)    $61,170
                                                    ========     =======     ========     =======
Shares used in the computation:
  Vencor (prior to Hillhaven Merger):
     Weighted average common shares outstanding...    28,367      25,331       27,582      25,020
     Dilutive effect of common stock equivalents
       and other dilutive securities(a)...........         -       5,275            -       5,264
                                                    --------     -------     --------     -------
     Vencor common and common equivalent shares...    28,367      30,606       27,582      30,284
                                                    --------     -------     --------     -------
  Hillhaven:
     Weighted average common shares outstanding...    33,844      33,564       33,751      32,199
     Dilutive effect of common stock equivalents
       and other dilutive securities(a)...........         -       8,359            -       8,887
                                                    --------     -------     --------     -------
     Hillhaven common and common equivalent
       shares.....................................    33,844      41,923       33,751      41,086
     Merger exchange ratio........................     0.935       0.935        0.935       0.935
                                                    --------     -------     --------     -------
     Adjusted Hillhaven common and common
       equivalent shares..........................    31,644      39,198       31,557      38,415
                                                    --------     -------     --------     -------
          Shares used in earnings (loss) per
            common and common equivalent share
            computations..........................    60,011      69,804       59,139      68,699
                                                    ========     =======     ========     =======
Fully diluted earnings (loss) per common and
  common equivalent share:
  Income (loss) from operations...................  $   (.91)    $   .31     $   (.27)    $   .90
  Extraordinary loss on early extinguishment of
     debt.........................................      (.32)          -         (.37)          -
                                                    --------     -------     --------     -------
          Net income (loss).......................  $  (1.23)    $   .31     $   (.64)    $   .90
                                                    ========     =======     ========     =======

---------------
(a) Dilutive securities are excluded from the computation for net loss reporting periods.

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